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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 13, 2002


                             Waxman Industries, Inc.
                             -----------------------
            (Exact name of registrant as specified in its charter)

     Delaware                            0-5888                 34-0899894
     --------                            ------                -------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                         Identification Number)

       24460 Aurora Road, Bedford Heights, Ohio         44146
       ----------------------------------------         -----
       (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (440) 439-1830
       ------------------------------------------------------------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS.

         On February 14, 2002, Waxman Industries, Inc. (the "Company") announced that it had entered into a $16.15 million credit facility with PNC Bank, National Association ("PNC"), which replaced a credit facility with Congress Financial Corporation that was to expire in June 2002. The Revolving Credit, Term Loan and Security Agreement (the "Loan Agreement") governing the credit facility is by and among PNC, as Lender and as Agent, and the Company, Waxman Consumer Products Group Inc., Waxman USA Inc. and WAMI Sales, Inc., as Borrowers.

         A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by the Company with respect to the credit facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  RELATED FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS

                10.1 Revolving Credit, Term Loan and Security Agreement, dated as of February 13, 2002, by and among PNC Bank, National Association, as Lender and as Agent, and Waxman Industries, Inc., Waxman Consumer Products Group Inc., Waxman USA Inc. and WAMI Sales, Inc., as Borrowers.

                99.1 Press release issued by Waxman Industries, Inc. on February 14, 2002.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WAXMAN INDUSTRIES, INC.
                                        (Registrant)


Date:    February 27, 2002              By: /s/ Mark Wester
                                            ---------------------------------
                                            Name: Mark W. Wester
                                            Title: Vice President and Chief
                                            Financial Officer




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                                INDEX TO EXHIBITS


Exhibit No.                                                             Page No.
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10.1     Revolving Credit, Term Loan and Security Agreement, dated as of
         February 13, 2002, by and among PNC Bank, National Association, as Lender and as Agent, and Waxman Industries, Inc., Waxman Consumer Products Group Inc., Waxman USA Inc. and WAMI Sales, Inc., as Borrowers.

99.1     Press release issued by Waxman Industries, Inc. on February 14, 2002.